                          LIFE INSURANCE

               ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                            AGREEMENT


Insurer/Policy Number: ________________________

Bank:  Saratoga National Bank

Participant: _________________

Insured: ______________, as the insured surrogate for Participant

Relationship of Participant to Bank:  Director

Date: June 18, 1999

The respective rights and duties of the Bank and the Participant in the above policy(ies) (the "Policy" or "Policies") shall be as follows:

I.   DEFINITIONS

     Refer to the Policy provisions for the definition of all terms in this Agreement. Notwithstanding the foregoing, whenever the term "Insured" is used in the Policies, unless the Policy provisions otherwise require, it shall mean [Director's Name] for purposes of any beneficial interest or right to proceeds from any insurance policy to which this Agreement refers.

II.  POLICY TITLE AND OWNERSHIP

     Title and ownership shall reside in the Bank for its use and for the use of the Participant all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values. Where the Bank and the Participant (or beneficiary[ies] or assignee[s], with the consent of the Participant) mutually agree to exercise the right to increase the coverage under the subject split dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III. BENEFICIARY DESIGNATION RIGHTS

     The Participant (or beneficiary[ies] or assignee[s]) shall have the right and power to designate a beneficiary or beneficiaries to receive his or her share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.  PREMIUM PAYMENT METHOD

     The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to maintain the Policy in force.

V.   TAXABLE BENEFIT

     Annually the Participant will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Participant the amount of imputed income received each year on Form W-2 or its equivalent.

VI.  DIVISION OF DEATH PROCEEDS

     Subject to Paragraph VII herein, the division of the death proceeds of the Policy is as follows:

     A.   1.   Subject to paragraph VI.A.2 below, upon the death of the
Participant, the Participant's beneficiary(ies) designated in accordance with Paragraph III shall be entitled to an amount equal to the net at risk insurance portion of the proceeds under all Policies. The net at risk insurance portion is the total proceeds less the cash value of the Policy. Notwithstanding the foregoing, in the event the Participant [or his or her beneficiary(ies)] becomes entitled to receive the foregoing death benefit prior to the Participant becoming entitled to receive 100% of the benefits, if any, specified in that certain Director Supplemental Compensation Agreement between the Bank and the Participant, effective __________, 1998 (the "Compensation Agreement"), then the Participant [or his or her beneficiary(ies)] shall be entitled to receive the same percentage of the foregoing death benefit as the percentage applicable to the Participant's benefits, if any, under such Compensation Agreement immediately prior to the Participant's death or, if earlier, the date on which the Participant [or his or her beneficiary(ies)] commences receiving such death benefit.

          2.   Notwithstanding paragraph VI.A.1 above:

               (a) If the Insured predeceases the Participant prior to the date on which the Participant Retires, becomes Disabled, or otherwise terminates service as a director (as defined or described in the Compensation Agreement), then that portion of the death proceeds equal to the amount to which the Participant is entitled under paragraph VI.A.1 of this Agreement shall be held by the Bank in trust for the Participant under the terms of this Agreement. Such death proceeds shall be deposited into a separate, segregated interest bearing account. Neither the Participant nor the Participant's beneficiary(ies) shall have any right to or interest in such account or the funds therein except as provided in this Agreement. Such interest bearing account shall be selected by the Bank in its sole discretion and may be an account at the Bank or at another financial institution. The Bank shall have no liability whatsoever with respect to the rate of interest actually earned on such death proceeds. Accrued interest earned on such death proceeds shall be paid to the Participant within fifteen (15) days after the end of each calendar quarter (or on such other periodic basis as may be mutually agreed upon by the Bank and the Participant). The Participant shall be responsible for payment of all taxes imposed on any income earned, and shall assume all risk of loss, with respect to such funds. Upon the date on which the Participant Retires after attaining sixty-two (62) years of age, or becomes Disabled, or otherwise terminates service as a director (other than by "removal for cause" as defined in the Compensation Agreement) whichever first occurs, the Participant shall be entitled to the amount determined in accordance with paragraph VI.A.1, reduced by the amount of any Index Benefit Payments (or payments made in lieu of such Index Benefit Payments) made to the Participant or the Participant's beneficiary(ies) pursuant to the terms of the Compensation Agreement, payable in lump sum or in such periodic installments as may be mutually agreed upon by the Bank and the Participant. Upon the death of the Participant, the remaining unpaid balance of the death benefit to which the Participant is entitled shall be paid to the Participant's beneficiary(ies) in lump sum. In no event shall the Participant and/or the Participant's beneficiary(ies) receive an aggregate benefit under this Agreement exceeding the amount to which the Participant is entitled under paragraph VI.A.1 above.

               (b) If the Insured predeceases the Participant after the Participant Retires, becomes Disabled, or otherwise terminates service as a director (as defined or described in the Compensation Agreement), then that portion of the death proceeds equal to the amount to which the Participant is entitled under paragraph VI.A.1 of this Agreement, reduced by the amount of any Index Benefit Payments (or payments made in lieu of such Index Benefit Payments) made to the Participant or the Participant's beneficiary(ies) pursuant to the terms of the Compensation Agreement, shall be paid to the Participant in lump sum or in such periodic installments as may be mutually agreed upon by the Bank and the Participant. Upon the death of the Participant, the remaining unpaid balance of the death benefit to which the Participant is entitled shall be paid to the Participant's beneficiary(ies) in lump sum. In no event shall the Participant and/or the Participant's beneficiary(ies) receive an aggregate benefit under this Agreement exceeding the amount to which the Participant is entitled under paragraph VI.A.1 above.

     B. The Bank shall be entitled to all remaining death proceeds of the Policy(ies), including any balance remaining in the account referenced in paragraph VI.A.2 above.

     C. The Bank and the Participant (or beneficiary[ies] or assignee[s]) shall share in any interest due on the death proceeds on a pro rata basis in the ratio that the proceeds due the Bank and the Participant, respectively, bears to the total proceeds, excluding any such interest.

VII. DIVISION OF CASH SURRENDER VALUE

     The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case may be.

VIII.     PREMIUM WAIVER

     If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.  RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

     In the event the Policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.   TERMINATION OF AGREEMENT

     This Agreement shall terminate at the option of the Bank following thirty
     (30) days written notice to the Participant upon the happening of any one of the following:

     1. The Participant's right to receive benefits pursuant to the terms and conditions of that certain Director Supplemental Compensation Agreement effective as of ___________, 1998, shall terminate for any reason other than the Participant's or the Insured's death; or

     2. The Insured shall be discharged from service with the Bank as a result of a removal for cause under subparagraph (c), (d) or (e) below. Notwithstanding the foregoing, this Agreement shall remain in effect in the event that the Insured is removed pursuant to subparagraph (a),
          (b) or (f) below. The term "removal for cause" shall mean termination of the service of the Insured by reason of any of the following determined in good faith by the Bank's Board of Directors:

               (a) The willful, intentional and material breach or the habitual and continued neglect by the Insured of his or her employment responsibilities and duties;

               (b) The continuous mental or physical incapacity of the Insured, subject to disability rights under this Agreement;

               (c) The Insured's willful and intentional violation of any federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of Bank, or the rules or regulations of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, or other regulatory agency or governmental authority having jurisdiction over the Bank, which has a material adverse effect upon the Bank;

               (d) The written determination by a state or federal banking agency or governmental authority having jurisdiction over the Bank that the Insured (i) is of unsound mind, or (ii) has committed a gross abuse of authority or discretion with reference to the Bank, or (iii) otherwise is not suitable to continue to serve as a member of the Board of Directors of the Bank;

               (e) The Insured's conviction of (i) any felony or (ii) a crime involving moral turpitude, or the Insured's willful and intentional commission of a fraudulent or dishonest act; or

               (f) The Insured's willful and intentional disclosure, without authority, of any secret or confidential information concerning Bank or taking any action which the Bank's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Bank.

     Upon such termination, the Participant (or beneficiary[ies] or assignee[s]) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

     1. The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement.

     2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

     Should the Participant (or beneficiary[ies] or assignee[s]) fail to exercise this option within the prescribed ninety (90) day period, the Participant (or beneficiary[ies] or assignee[s]) agrees that all of his or her rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

     Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.  PARTICIPANT'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

     The Participant may not, without the prior written consent of the Bank, which shall not be unreasonably withheld, assign to any individual, trust or other organization, any right, title or interest in the Policy nor any rights, options, privileges or duties created under Agreement.

XII. AGREEMENT BINDING UPON THE PARTIES

     This Agreement shall be binding upon the Participant and the Bank, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.     NAMED FIDUCIARY AND PLAN ADMINISTRATOR

     The Bank is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV. FUNDING POLICY

     The funding policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.  CLAIM PROCEDURES

     Claim forms or claim information as to the subject Policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy, it should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

     In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI. GENDER

     Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII.     INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

     The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as set forth herein upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

     IN WITNESS WHEREOF, the Participant and a duly authorized Bank officer or director have signed this Agreement at Saratoga, California as of the date first above written.


SARATOGA NATIONAL BANK

__________________________              ________________________________
Richard L. Mount                        ___________________
President and Chief
Executive Officer

                   BENEFICIARY DESIGNATION FORM



Primary Designation:

     Name                               Relationship

_____________________________          _______________________________________

_____________________________          _______________________________________

_____________________________          _______________________________________



Contingent Designation:

_____________________________          _______________________________________

_____________________________          _______________________________________

_____________________________          _______________________________________



_____________________________           _____________, 1999
_____________________